UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
March 3, 2015 (February 27, 2015)

HOME LOAN SERVICING SOLUTIONS, LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands	1-35431	98-0683664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Home Loan Servicing Solutions, Ltd.
c/o Intertrust Corporate Services (Cayman) Limited
190 Elgin Avenue
George Town, Grand Cayman
KY1-9005
Cayman Islands

Registrant’s telephone number, including area code: (345) 945-3727

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The Master Repurchase Agreement dated as of March 3, 2014, as amended by Amendment No. 1, dated as of April 15, 2014, by Amendment No. 2, dated as of October 15, 2014, and by Amendment No. 3, dated as of October 28, 2014 (the “Agreement”), among HLSS Mortgage Master Trust, a wholly owned subsidiary of Home Loan Servicing Solutions, Ltd. (the "Company"), as seller, Barclays Bank PLC, as agent, Sutton Funding LLC, as purchaser, and the Company, as guarantor, was further amended through the execution of Amendment No. 4 to the Agreement (the “Amendment”) on February 27, 2015. Pursuant to the Amendment, the maturity date of the Agreement has been extended to May 1, 2015.

This description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)-(c) Not applicable.

(d) Exhibits:

Exhibit No.

10.1	Amendment No. 4 to Master Repurchase Agreement among HLSS Mortgage Master Trust, Barclays Bank PLC, Sutton Funding LLC and Home Loan Servicing Solutions, Ltd. dated as of February 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:	March 3, 2015	HOME LOAN SERVICING SOLUTIONS, LTD.
(Registrant)

		By:	/s/ James E. Lauter
James E. Lauter
Senior Vice President and Chief Financial Officer (On behalf of the Registrant and as its principal financial officer)